AMENDMENT NO. 2 TO

FUND PARTICIPATION AND SERVICE AGREEMENT

This Amendment, effective as of September 19, 2018 amends the Fund Participation and Service Agreement (the “Agreement”) dated August 19, 2014, as amended, by and among American Fidelity Assurance Company, an Oklahoma corporation (the “Insurance Company”), for itself and on behalf of the separate accounts of the Insurance Company listed on Exhibit B to the Agreement (the “Separate Accounts”), American Funds Distributors, Inc. (“AFD”), American Funds Service Company (“Transfer Agent”), Capital Research and Management Company (“CRMC”), and the American Funds Insurance Series (the “Series”).

WHEREAS, Insurance Company, AFD, Transfer Agent, CRMC, and Series desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, AFD, Transfer Agent, CRMC, and Series hereby agree as follows as follows:

1.	Notices. Section 16 of the Agreement is hereby amended by replacing the notice information for American Fidelity Assurance Company with the following:

American Fidelity Assurance Company

9000 Cameron Parkway

Oklahoma City, OK 73114

Attention: Christopher Kenney, Senior Vice President & General Counsel

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

AMERICAN FIDELTY ASSURANCE COMPANY
For itself and on behalf of the Separate Accounts

By:	/s/ Ronald S. Byrne

Printed Name: Ronald J. Byrne

Title: Senior Vice President

AMERICAN FUNDS DISTIBUTORS, INC.

By:	/s/ Timothy W. McHale

Printed Name: Timothy W. McHale

Title: Secretary

AMERICAN FUNDS INSURANCE SERIES

By:	/s/ Steven I. Kuszalka

Printed Name: Steven I. Kuszalka

Title: Secretary

AMERICAN FUNDS SERVICE COMPANY

By:	/s/ Angela M. Mitchell

Printed Name: Angela M. Mitchell

Title: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Maria Manotok

Printed Name: Maria Manotok

Title: SVP & Senior Counsel